EXHIBIT 99.2

                                   FORM 11-K


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


 X              Annual Report Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934 [Fee Required]
                  For the Fiscal Year Ended December 31, 1995

___           Transition Report Pursuant to Section 15(d) of the
               Securities Exchange Act of 1934 [No Fee Required]
           For the Transition Period From ___________ To __________



                         Commission File Number 1-5502



                      ZURN/NEPCO RETIREMENT SAVINGS PLAN
                           (Full title of the Plan)



                             ZURN INDUSTRIES, INC.
                   One Zurn Place, Erie, Pennsylvania 16505
     (Name and address of issuer of securities held pursuant to the Plan)






















Pension Committee
Zurn Industries, Inc.
Erie, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of the Zurn/NEPCO Retirement Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Zurn/NEPCO Retirement Savings Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at December 31, 1995, and loans or fixed income obligations for the year then ended are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                          /s/ Pashke Twargowski & Lee

Erie, Pennsylvania
June 21, 1996









STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

ZURN/NEPCO RETIREMENT SAVINGS PLAN




                                                          December 31
                                                     1995            1994
ASSETS
Investments in T. Rowe Price Funds:
  U.S. Treasury Money                             $1,034,694      $  960,357
  U.S. Treasury Intermediate                          29,088          14,646
  New Income                                         329,704         219,579
  Balanced                                           156,206          77,858
  Capital Appreciation                             2,549,859       1,757,743
  Equity Index                                     2,019,045       1,226,294
  International Stock                                514,214         360,970
  OTC                                                201,807          55,369
                                                   6,834,617       4,672,816
Participants' loans                                  373,881         221,555
Contributions receivable:
  Participants'                                       41,905          38,184
  Employers'                                          10,171          10,470
  TOTAL ASSETS                                     7,260,574       4,943,025

FORFEITED EMPLOYERS' CONTRIBUTIONS                    24,151          23,562

NET ASSETS AVAILABLE FOR BENEFITS                 $7,236,423      $4,919,463



See notes to financial statements.





















STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995

                                                               T. Rowe Price Funds
                                          U.S. Treasury               New                          Capital
                                      Money       Intermediate       Income         Balanced     Appreciation
ADDITIONS
Investment income:
 Dividends                         $   52,207      $    1,620      $   19,015      $    6,319      $  199,497
 Net appreciation in
   value of investments                                 2,014          27,427          18,772         239,574
                                       52,207           3,634          46,442          25,091         439,071
Contributions:
 Participants'                        194,690          14,071          94,624          53,638         468,247
 Employers'                            53,980           2,633          20,382           8,441          99,679
Participants' loan interest             4,004              27             533             583           5,991
  TOTAL ADDITIONS                     304,881          20,365         161,981          87,753       1,012,988

DEDUCTIONS
Benefits paid to participants         153,935             607          36,475           5,179         175,464
Forfeited employers' contributions      3,244              12           4,416             397           8,261
  TOTAL DEDUCTIONS                    157,179             619          40,891           5,576         183,725

 NET ADDITIONS                        147,702          19,746         121,090          82,177         829,263

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                     960,357          14,646         219,579          77,858       1,757,743
Transfers                             (73,365)         (5,304)        (10,965)         (3,829)        (37,147)
End of year                        $1,034,694      $   29,088      $  329,704      $  156,206      $2,549,859



See notes to financial statements.

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/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - Continued

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995

                                               T. Rowe Price Funds
                                     Equity      International
                                     Index           Stock             OTC            Other           Total
ADDITIONS
Investment income:
 Dividends                         $   78,000      $   15,496      $   23,271                      $  395,425
 Net appreciation in
   value of investments               430,321          32,551          11,687                         762,346
                                      508,321          48,047          34,958                       1,157,771
Contributions:
 Participants'                        348,541         164,940          69,919       $   3,721       1,412,391
 Employers'                            71,042          33,642          11,256            (300)        300,755
Participants' loan interest             7,267           1,776             326                          20,507
  TOTAL ADDITIONS                     935,171         248,405         116,459           3,421       2,891,424

DEDUCTIONS
Benefits paid to participants         141,596          13,080           7,141          15,613         549,090
Forfeited employers' contributions      4,052           2,569           1,834             589          25,374
  TOTAL DEDUCTIONS                    145,648          15,649           8,975          16,202         574,464

 NET ADDITIONS (DEDUCTIONS)           789,523         232,756         107,484         (12,781)      2,316,960

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   1,226,294         360,970          55,369         246,647       4,919,463
Transfers                               3,228         (79,512)         38,954         167,940
End of year                        $2,019,045      $  514,214      $  201,807      $  401,806      $7,236,423



See notes to financial statements.

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STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1994

                                                               T. Rowe Price Funds
                                          U.S. Treasury               New                          Capital
                                      Money       Intermediate       Income         Balanced     Appreciation
ADDITIONS
Investment income (loss):
 Dividends                         $   32,619      $      587      $   16,328      $    3,750      $  139,112
 Net (depreciation) in
   value of investments                                  (700)        (21,794)         (4,164)        (80,215)
                                       32,619            (113)         (5,466)           (414)         58,897
Contributions:
 Participants'                        228,335           2,486          98,460          15,795         414,694
 Employers'                            68,708             877          26,818           3,955         106,452
Participants' loan interest             2,147                             391             233           3,725
  TOTAL ADDITIONS                     331,808           3,250         120,203          19,569         583,768

DEDUCTIONS
Benefits paid to participants         155,576              85          29,041             415         172,703
Forfeited employers' contributions      9,993                           6,185             171          22,776
  TOTAL DEDUCTIONS                    165,569              85          35,226             586         195,479

 NET ADDITIONS                        166,239           3,165          84,977          18,983         388,289

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                     906,824                         256,413                       1,424,286
Transfers                            (112,707)         11,481        (121,811)         58,875         (54,832)
End of year                        $  960,357      $   14,646      $  219,579      $   77,858      $1,757,743



See notes to financial statements.

                                                      -6-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - Continued

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1994

                                               T. Rowe Price Funds
                                     Equity      International
                                     Index           Stock             OTC            Other           Total
ADDITIONS
Investment income (loss):
 Dividends                         $   45,759      $   22,134      $    5,716                      $  266,005
 Net (depreciation) in
   value of investments               (33,620)        (32,242)         (5,426)                       (178,161)
                                       12,139         (10,108)            290                          87,844
Contributions:
 Participants'                        306,932         131,710          15,218      $  (19,558)      1,194,072
 Employers'                            78,827          28,297           4,138           1,768         319,840
Participants' loan interest             2,962             468             109                          10,035
  TOTAL ADDITIONS                     400,860         150,367          19,755         (17,790)      1,611,791

DEDUCTIONS
Benefits paid to participants         125,159          13,566             219          11,216         507,980
Forfeited employers' contributions     16,414           3,290              55           4,063          62,947
  TOTAL DEDUCTIONS                    141,573          16,856             274          15,279         570,927

 NET ADDITIONS (DEDUCTIONS)           259,287         133,511          19,481         (33,069)      1,040,864

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   1,126,505                                         164,571       3,878,599
Transfers                            (159,498)        227,459          35,888         115,145
End of year                        $1,226,294      $  360,970      $   55,369      $  246,647      $4,919,463



See notes to financial statements.

                                                      -7-
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NOTES TO FINANCIAL STATEMENTS

ZURN/NEPCO RETIREMENT SAVINGS PLAN

December 31, 1995


PLAN DESCRIPTION

The Zurn/NEPCO Retirement Savings Plan is a defined contribution plan providing retirement benefits through participant-directed investments to participants in the National Energy Production Corporation Pension Plan. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Company has agreed to contribute participants' elective deferrals of up to 18% of eligible compensation plus one-half of such amounts up to 2% of eligible compensation. Participants also may contribute non-taxed distributions from other employers' qualified plans and they may borrow from their accounts subject to specified limitations.

Information about the Plan agreement and the benefit provisions is contained in the "Summary Plan Description" which may be obtained from Zurn Industries, Inc., the Plan Administrator.


SIGNIFICANT ACCOUNTING POLICIES

T. Rowe Price Investments The investments are stated at market value as determined by the funds.

Investment Transactions Investment transactions are recorded as of the date the order to buy or sell is executed with realized gains and losses being included in investment income as a component of the net appreciation (depreciation) in the value of investments.

Participants' Loans Participants' loans are stated at the principal amount due from the participants.

Dividends  Dividend income is recognized on the ex-dividend date.

Expenses  Administrative expenses are paid by the Plan Administrator.


INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator is not aware of any course of action or series of events that might adversely affect the Plan's qualified status.

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

ZURN/NEPCO RETIREMENT SAVINGS PLAN

December 31, 1995


ASSETS OWNED AT YEAR-END
                                                  Cost      Current Value
T. Rowe Price Funds:
  U.S. Treasury Money                       $1,034,694         $1,034,694
  U.S. Treasury Intermediate                    28,138             29,088
  New Income                                   318,360            329,704
  Balanced                                     142,387            156,206
  Capital Appreciation                       2,357,438          2,549,859
  Equity Index                               1,586,559          2,019,045
  International Stock                          506,410            514,214
  OTC                                          197,190            201,807

Participants' loans - 7% to 10% interest           -0-            373,881

































SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS

ZURN/NEPCO RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995


                               Amount Received
                   Original    During The Year     Unpaid     Amount Overdue
                    Amount   Principal  Interest   Balance  Principal Interest

Kelly A. Perry      $1,000     $-0-      $-0-       $-0-     $1,000   $-0-
Route 2  Box 260           Participant loan - 9.5%
Madrid, NY 13660           Distributed to participant







































                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Pension Committee of Zurn Industries, Inc. has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ZURN/NEPCO RETIREMENT SAVINGS PLAN
                                            (Plan)



June 21, 1996                               /s/ James A. Zurn
                                            James A. Zurn, Chairman
                                            Pension Committee of
                                              Zurn Industries, Inc.





































                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-00813 pertaining to the Zurn/NEPCO Retirement Savings Plan of our report dated June 21, 1996 with respect to the financial statements and supplemental schedules included in the Annual Report on Form 11-K of the Zurn/NEPCO Retirement Savings Plan.

                                             /s/ Pashke Twargowski & Lee



Erie, Pennsylvania
June 21, 1996







































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